Exhibit 3.47

20,000 [ILLEGIBLE] To 205,000 [ILLEGIBLE]

RESTATED CERTIFICATE OF INCORPORATION

OF

THE PROGRESSIVE FARMER COMPANY

28844-27

FILED

OCT 27 1972 10 A.M.

[ILLEGIBLE STAMP]

00161

RESTATED

CERTIFICATE OF INCORPORATION

OF

THE PROGRESSIVE FARMER COMPANY

The undersigned, being the president of The Progressive Farmer Company, whose original certificate of incorporation was filed with the Secretary of State of Delaware under the name of Progressive Farmer-Ruralist Company on June 17, 1930, hereby makes this certificate for the purpose of restating and amending such original certificate of incorporation, as subsequently amended, and hereby declares that this restated certificate of incorporation of The Progressive Farmer Company, including the amendments contained herein, has been proposed by the directors of The Progressive Farmer Company and adopted by the stockholders of The Progressive Farmer Company in accordance with the provisions of Sections 242 and 245 and other applicable sections of the General Corporation Law of the State of Delaware:

FIRST: The name of the corporation is The Progressive Farmer Company.

SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

00162

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 205,000, all of which shall be shares of common stock without par value. The corporation has issued and outstanding 18,727 shares of common stock without par value and issued and held in the treasury of the corporation 1,145 shares of common stock without par value. Upon the filing of this restated certificate of incorporation, the capital stock of the corporation shall be reclassified through a recapitalization, pursuant to which the number of shares of common stock outstanding and held in the treasury of the corporation shall be increased by a 10-for-1 stock split, the shares of common stock remaining without par value. Upon the filing of this restated certificate of incorporation, the number of outstanding shares of common stock of the corporation shall be increased to 187,270 and the number of shares of common stock held in the treasury of the corporation shall be increased to 11,450. The capital of the corporation shall not be reduced under or by reason of this restated certificate of incorporation.

FIFTH: The corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(a) To make, alter or repeal the by-laws of the corporation.

(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d) At any time, and from time to time when authorized by resolution of the board of directors, and without any action by its stockholders, the board of directors may cause the corporation to issue or sell any shares of its capital stock of any class, whether such shares are issued or sold out of the unissued shares

00163

thereof authorized by the certificate of incorporation, as from time to time amended, or out of shares of its capital stock acquired by it after the issue thereof; the board of directors also may cause the corporation to issue and sell its obligations, secured or unsecured, and in bearer or registered or such other form, and including such provisions as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and mortgage or pledge, as security therefore, any property of the corporation, real or personal including after-acquired property; and the board of directors may cause the corporation to issue or grant warrants or options, in bearer or registered or such other form as the board of directors may determine, for the purchase of shares of its capital stock of any class, within such period of time, or without limit as to time, and at such price per share, as the board of directors may determine. Any options or warrants issued or granted pursuant to the last sentence may be issued or granted separately or in connection with the issue of any bonds, debentures, notes or other evidences of indebtedness or in connection with other shares of the capital stock of any class of the corporation. The board of directors may cause the corporation to issue and sell shares of its capital stock of any class, including warrants and options, and to issue and sell its obligations for such consideration as may from time to time be fixed by the board of directors, and the corporation may receive in payment, in whole or in part, for any such securities issued or sold by it, cash, labor done, personal property or real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of the labor, personal property or real property or leases thereof so received shall be conclusive.

(e) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or

00164

disqualification of a member of a committe, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

(f) When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable Jurisdiction within the State of Delaware may on the application in a summary way of the corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the corporation under the provisions

00165

of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this restated certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned, being the duly authorized president of The Progressive Farmer Company, has executed this certificate by and on behalf of The Progressive Farmer Company, and the duly authorized secretary

00166

of The Progressive Farmer Company has attested the execution of this certificate and has affixed the corporate seal hereto, all on the 23rd day of October, 1972.

THE PROGRESSIVE FARMER COMPANY

By:	/s/ Emory Cunningham
Its President

[CORPORATE SEAL]

ATTEST:

By:	/s/ Eugene B. Butler
Its Secretary

00167

284427

Dec 1, 1980

FILED

DEC 2, 2000, 8:30 AM

[ILLEGIBLE STAMP]

00168

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

THE PROGRESSIVE FARMER COMPANY

In accordance with the provisions of Sections 103 and 242 of the General Corporation law of the State of Delaware, The Progressive Farmer Company, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. That the Restated Certificate of Incorporation of The Progressive Farmer Company, as heretofore filed shall, upon the filing and recording of this Certificate of Amendment, be amended as follows:

Article FIRST. shall be amended to read as follows:

“FIRST. The name of the corporation is Southern Progress Corporation.”

2. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said The Progressive Farmer Company has caused this certificate to be signed by Vernon C. Owens, Jr., its Executive Vice President, its corporate seal hereunto affixed, and attested by Eugene B. Butler, its Secretary, as of the 29th day of November, 1980.

THE PROGRESSIVE FARMER COMPANY

By:	/s/ Vernon C. Owens, Jr.
Its Executive Vice President

By:	/s/ Eugene B. Butler
Its Secretary

00169

THE CORPORATION TRUST COMPANY

DATE SUBMITTED November 30, 1982

Pursuant to counsel’s instructions,

submitted for filing by:

The Corporation Trust Company	FILE DATE November 30, 1982

P. A Wright : erm	TIME 10 a.m.

FILER’S NO. 00010

NAME OF COMPANY Southern Progress Corporation

FILE NUMBER 2844-27

TYPE OF DOCUMENT CERTIFICATE OF AMENDMENT	SECTION NO. 242

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $ 205.000 NPV

TO $ 2.100.000 NPV

FRANCHISE TAX $

RECEIVED	Filing Fee Tax		$4,687.50

NOV 30 [ILLEGIBLE STAMP]	Receiving and Indexing	$

DIVISION OF CORPORATIONS	NO. 4 Certified Copies	$

	NO. PAGES ( If prepared by the Division of Corp.)	$

OTHER state tax $ 4,687,50 ok.		$

OTHER		$

	TOTAL	$

00170	urgent

CERTIFICATE OF AMENDMENT	10 A.M. FILED NOV 30 1982 [ILLEGIBLE STAMP]
OF
CERTIFICATE OF INCORPORATION
OF
SOUTHERN PROGRESS CORPORATION

In accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware, Southern Progress Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. That Article Fourth of the Restated Certificate of Incorporation of Southern Progress Corporation, as heretofore filed, shall upon the filing and recording of this Certificate of Amendment, be amended as follows:

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 2,100,000, all of which shall be shares of common stock without par value.

2. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Southern Progress Corporation has caused this certificate to be signed by Emory Cunningham, its President, its corporate seal hereunto affixed, and attested by Eugene B. Butler, its Secretary, as of the 29th day of November, 1982.

SOUTHERN PROGRESS CORPORATION

By	/s/ Emory Cunningham
Its President

By	/s/ Eugene B. Butler
Its Secretary

[CORPORATE SEAL]

00171

8500860002

DATE SUBMITTED 3/27/85

FILED BY: [ILLEGIBLE]	FILE DATE 3/27/85

TIME 9:05 A.M

FILER’S NO.

Southen Progress Corporation

NAME OF COMPANY Sid Corporation 20550.66

FILE NUMBER	284427

TYPE OF DOCUMENT Merger	SECTION NO. 251

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $	Closed/Invoiced

TO $	MAR 27 1985

Franchise Tax $ 30

RECEIVED Filling Fee Tax		$20.00

MAR 27 1985 Receiving and Indexing	$

DIVISION OF NO. 7 Certified Copies	$
CORPORATIONS NO. PAGES (If prepared by the Division of Corp.)	$

OTHER	$

OTHER	$

TOTAL	$

[ILLEGIBLE STAMP]

465412

[ILLEGIBLE]

WAITING

CERTIFICATE OF NUMBER	9:05 AM
OF	FILED
SID CORPORATION	MAR 27
INTO	[ILLEGIBLE]
SOUTHERN PROGRESS CORPORATION
UNDER SECTION 251 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELWARE

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, Southern Progress Corporation, a Delaware corporation, hereby certifies the following information relating to the merger of Sid Corporation, a Delaware corporation (“SID”), with and into Southern Progress Corporation (the “Merger”);

1. The names and state of incorporation of SID and Southern Progress Corporation (the “Constituent Corporations”) are:

Name	State of Incorporation
Southern Progress Corporation	Delaware
Sid Corporation	Delaware

2. An Agreement and Plan of Merger dated as of February 21, 1985, among Time Incorporated, a Delaware corporation, SID and Southern Progress Corporation (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251(c) of the General Corporation Law of the State of Delaware.

3. Southern Progress Corporation is the surviving corporation in the Merger.

4. Pursuant to the Merger Agreement, ARTICLE FOURTH of the Restated Certificate of Incorporation of Southern Progress Corporation, the surviving corporation, is amended at the effective time of the Merger to read in its entirety as follows:

“FOURTH: The total number of shares which the Corporation shall have authority to issue is 100 shares of the par value $1.00 per share. All such shares shall be a single class and shall be designated ‘Common Stock’.”

5. An executed Merger Agreement is on file at the principal place of business of the surviving: corporation, 820 Shades Creek Parkway, Birmingham, Alabama 35209.

6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on the 25th day of March, 1985.

SOUTHERN PROGRESS CORPORATION

By:	/s/ Emory Cunningham
Emory Cunningham Chairman of the Board and Chief Executive Officer

Attest:	/s/ Eugene B. Butler
Eugene B. Butler Secretary

00002

Certificate of Merger of the “SID CORPORATION”, merging with and into the “SOUTHERN PROGRESS CORPORATION”, under the name of “SOUTHERN PROGRESS CORPORATION”, as received and filed in this office the twenty-seventh day of March, A.D. 1985, at 9:05 o’clock A.M.

00003

COMMAND: DSP SCREEN: TAX FILE. NO. 2055066	YEAR INDEX
CORP: STAT=M D20550-66 SID CORPORATION	SCREEN: TAX/

*******	TAX HISTORY	*******

YEAR	TAXES	INTEREST	PENALTY	CHECK	CHGS	PETITION /EXTENSIC DATES & STATUS
1985 DUE	30.00
ADJUSTMENT
PAID	30.00

FRANCHISE TAX BALANCE:	0.00

COMMAND: DSP SCREEN: FEF FILE NO: 9021376	REQ #: 850860002 INDEX:
AGENT: STAT 1 A90213-76 POTTER, ANDERSON & CORROON, ESQS	SCREEN:FEF/FEP

*******	DOCUMENT FILING CHARGES	*******

SEQ CORPORATION	FILING FEE	MISCELLANEOUS

DOC DESCRIPTION	RCVNG/INDEX	FRANCHISE

01	0284427	SOUTHERN PROGRESS CORPORATION 20.00
	0251A	MERGER OF DELAWARE CORPORATION 25.00
02	0284427	SOUTHERN PROGRESS CORPORATION 70.00
	6025A	CERTIFICATE OF MERGER
03	2055066	SID CORPORATION
	0251A	MERGER OF DELAWARE CORPORATIONS	30.00
TOTAL CHARGES :145.00		SERVICE REQUEST BALANCE:	45.00

COMMAND DSP SCREEN: FEP FILE NO: 9021376	REQ #: 850860002 INDEX
AGENT: STAF =1 A90213-76 POTTER, ANDERSON & CORROON, ESQS	SCREEN: FEP/SRV

*******	SERVICE REQUEST PAYMENT RECORD	*******

STATUS: CLOSED : INVOICE	LAST CHANGED 03/27/1985 BY CLW

PAYMENTS RECEIVED

SEQ	TYPE	CHECK #	AMOUNT	STATUS	BATCH	DATE	FROM	SRN
01	CASH	1997	70.00	D DEPOSITED	9315	03/28/1985
02	CASH	1998	30.00	D DEPOSITED	9315	03/28/1985
TOTAL PAYMENTS:	100.00	SERVICE RQST	BALANCE	45.00

COMMENTS:

00004

9902120323

DATE SUBMITTED July 31, 1989

FILED BY: THE PRENTICE-HALL CORPORATION	FILE DATE July 31, 1989

SYSTEM. INC. Deb	TIME 9 AM
RICHARD/JSH * NY
Job # 28-89-30224	FILER’S NO. 9000012

NAME OF COMPANY SOUTHERN PROGRESS CORPORATION

RESERVATION #	FILE NUMBER 02844-27 (CT to pH)

TYPE OF DOCUMENT Change of Registered Agent	SECTION NO. 0133

CHANGES NAME

CHANGES AGENT/OFFICE CT to PH STOCK $

TO $

FRANCHISE TAX	$

Filing Fee Tax	$ 5

Receiving and Indexing	$ 25

No. 3 Certified Copies	$ 30

No. PAGES (If Prepared by the Division of Corp.)	$

OTHER	$

OTHER	$

SPECIAL SERVICES	$

SPECIAL SERVICES	$

TOTAL	$
15
3
18
DO NOT USE

Closed/lnvoice

AUG 15 1989

Division of Corporation

SECRETARY OF STATE

2301524-26

902120323

FILED

JUL, 31 1989

9 AM

SECRETARY OF STATE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is SOUTHERN PROGRESS CORPORATION

2.	The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.

The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 30, 1989.

/s/ James Nelson
James Nelson, Exec, Vice -President

Attest:

/s/ Betty Robb Freeman
Betty Robb Freeman, Assistant Secretary

DEL.-C.A.-D.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 09/05/1997

971296248—0284427

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

Southern Progress Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is THE PRENTICE HALL CORPORATION SYSTEM, INC. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY” adopted the following resolutions as of the 1st day of July, 1997.

RESOLVED, that the registered office of the Corporation in the State of Delaware be, and it hereby is, changed to The Corporation Trust Company. Corporation Trust Center, 1209 Orange Street, in the City of Wilmington. County of New Castle; and further

RESOLVED, that the authorization of the present registered agent of the Corporation in the State of Delaware be, and it hereby is withdrawn and that The Corporation Trust Company be, and it hereby is, appointed the registered agent of the Corporation in the State of Delaware at the address of the Corporation’s registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Richard I. Friedman, its Assistant Secretary, as of this 31st day of July, 1997.

By:	Richard I. Friedman
Richard I. Friedman
Assistant Secretary